Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF OCTOBER 31, 2013,

BUT MADE EFFECTIVE AS OF DECEMBER 2, 2013,

BY AND AMONG

DR. TATTOFF, INC.,

DRTHC I, LLC, AND

DRTHC II, LLC,

COLLECTIVELY, AS BORROWERS,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,

AS LENDER

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of October 31, 2013, but made effective as of December 2, 2013 (the “Effective Date”), is executed by and among DR. TATTOFF, INC., a Florida corporation (the “Issuing Borrower”), DRTHC I, LLC, a Delaware limited liability company, and DRTHC II, LLC, a Delaware limited liability company (each of the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers” or the “Credit Parties”), and TCA GLOBAL CREDIT MASTER FUND, LP (“Lender”).

WHEREAS, Borrowers have requested that Lender extend a revolving credit facility to Borrowers of up to Seven Million and No/100 Dollars ($7,000,000.00) for the purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrowers of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a first priority security interest in and Lien upon all of their existing and after-acquired personal and real property (except that Lender shall receive a second priority security interest and Lien with respect to Equipment of the Borrowers); and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, certain officers of the Borrowers are willing to execute Validity Certificates in favor of Lender in connection with the Borrowers’ obligations under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1         Defined Terms.  For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

  (a)    “Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of each of the Borrowers.

  (b)    “Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of a Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with any Borrower.  With respect to an Affiliate of Lender or an Affiliate of Borrowers, an entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity, whether by contract, ownership of voting securities, membership interests or otherwise.

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  (c)    “Agreement” shall mean this Credit Agreement by and among Borrowers and Lender.

  (d)    “Borrower” and “Borrowers” shall have the meaning given to such terms in the preamble hereof.

  (e)    “Borrowing Base Amount” shall mean an amount, expressed in Dollars, equal to the then applicable Revolving Loan Commitment.

  (f)     “Borrowing Base Certificate” shall mean a certificate delivered by Lender to Borrowers from time to time in a form acceptable to Lender, pursuant to which the formula and calculation of the Borrowing Base Amount is made by Lender.

  (g)    “Bridge Financing Loans” shall mean those various unsecured loans from the Borrower to various lenders with an aggregate outstanding principal amount of $320,000, and having a maturity date of December 31, 2013.

  (h)    “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

  (i)     “Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

  (j)     “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with GAAP, recorded as a “capital lease” on the balance sheets of any Borrower.

  (k)          “Change in Control” shall occur when: (A) any one of the Borrowers shall: (i) consolidate or merge with or into another Person; or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all its properties or assets to another Person; or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding voting shares of the applicable Borrower; or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or other similar scheme or arrangement) with another Person, in each case whereby such other Person or its shareholders acquires more than 50% of the outstanding voting shares of the applicable Borrower and the holders of a majority of the voting shares of the applicable Borrower fail to hold a majority of the voting shares of the resulting or surviving Person, as applicable; or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than the holders of a majority of the voting shares of the applicable Borrower as of the Closing Date,  is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of the applicable Borrower.

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  (l)     “Closing Date” shall mean the date upon which the first Revolving Loan hereunder is initially funded.

      (m)           “Collateral” shall mean, collectively, and whether now existing or hereafter acquired or arising, all assets which secure the Loans, including all existing and after-acquired tangible and intangible assets and property of each of the Borrowers, including real property owned by each of the Borrowers, with respect to which each of the Borrowers grants to Lender a Lien under the terms of the Security Agreement and any of the other Loan Documents.

  (n)    “Common Stock” shall mean the common stock of the Issuing Borrower, par value $0.0001 per share.

  (o)    “Compliance Certificate” shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as Exhibit “A”.

  (p)    “Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of Borrowers and all such obligations and liabilities of Borrowers incurred pursuant to any agreement, undertaking or arrangement by which Borrowers, or any one of them, either: (i) guarantee, endorse or otherwise become or are contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantee the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertake or agree (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

  (q)    “Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

  (r)     “Credit Parties” shall have the meaning given to it in the preamble hereof.

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  (s)    “Customer” shall mean any Person who is obligated to any Borrower for any Receipts, including any insurance company, Governmental Agency (such as Medicare), or any other Person obligated to make payments on behalf of a Customer of any Borrower.

  (t)     “Default Rate” shall mean a per annum rate of interest equal to Eighteen percent (18%).

  (u)            “Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on any Borrower’s financial statements and determined in accordance with GAAP.

  (v)            “Dollars” or “$” means lawful currency of the United States of America.

  (w)           “Effective Date” shall have the meaning given to it in the preamble hereof.

  (x)     “Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrowers described from time to time in the financial statements of each Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by any Borrower or to which any Borrower is a party or may have any liability or by which any Borrower is bound.

  (y)    “Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers’ business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

  (z)     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

  (aa)   “Event of Default” shall mean any of the events or conditions set forth in Section 12 hereof.

  (bb)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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  (cc)          “Funded Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination).  Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

  (dd)          “GAAP” shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

  (ee)          “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

  (ff)            “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

  (gg)          “Interest Rate” shall mean a fixed rate of interest equal to Ten Percent (10.0%) per annum, calculated on the actual number of days elapsed over a 360-day year.

  (hh)          “Lender” shall have the meaning given to it in the preamble hereof.

  (ii)            “Liabilities” shall mean, at all times, all liabilities of Borrowers that would be shown as such on the balance sheets of each Borrower prepared in accordance with GAAP.

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  (jj)            “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, security interest or encumbrance granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

  (kk)          “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

  (ll)            “Loan Documents” shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof, and any other documents or instruments executed in connection with this Agreement or the Revolving Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

  (mm)        “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of all Borrowers, collectively; (ii) a material impairment of the ability of all Borrowers, collectively, to perform any of their respective Obligations under any of the Loan Documents; or (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against any Borrower of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; or (D) the material rights or remedies of Lender under any Loan Document.  For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its sole, but reasonably exercised, discretion.

  (nn)          “Material Contract” shall mean any contract or agreement to which any Borrower is a party or by which any Borrower or any of their respective assets are bound and which: (i) must be disclosed to the SEC to the Exchange Act, the rules and regulations of the SEC, or any other laws, rules or regulations of any Governmental Authority; (ii) imposes any guaranty, surety or indemnification obligations on any Borrower, unless guaranteeing the obligations of another Borrower; or (iii) prohibits any Borrower from engaging in any business or competing anywhere in the world.

  (oo)          “Obligations” shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), and any and all costs, fees or other charges due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents, and any and all other liabilities and obligations of each of the Borrowers to Lender, and the performance by each of the Borrowers of all covenants, agreements and obligations of every nature and kind on the part of Borrowers to be performed under this Agreement and any other Loan Documents.

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  (pp)          “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

  (qq)          “Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

  (rr)            “Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of any Borrower taken as a whole or materially impair the use thereof in the operation of any Borrower’s business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iii) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Borrower; (iv) Liens granted to Lender hereunder and under the Loan Documents; (v) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to any Borrower by such financial institutions in the Borrowers’ Ordinary Course of Business of the maintenance and operation of such accounts; (vi) statutory or contractual landlord’s Liens in connection with any Borrower Leases, to the extent same attach solely to tangible personal property located within any such Borrower Leases; (vii) Liens on Equipment of Borrowers acquired in connection with any clinics operated by Borrowers, provided such Liens attach solely to the Equipment so acquired, and, with respect to Liens on Equipment of Borrowers incurred after the Closing Date, subject at all times to the limitations set forth in Section 9 below; and (viii) Liens in connection with existing convertible debt of the Issuing Borrower which is secured by the equity membership interests of each of DRTHC I, LLC and DRTHC II, LLC, which debt is shown on the Financial Statements, so long as such debt is and at all times remains fully subordinated to the Obligations.

  (ss)          “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

  (tt)            “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

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  (uu)          “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the NYSE Euronext, the NYSE Market, or any other nationally recognized trading or exchange market acceptable to Lender, whichever is at the time the principal trading exchange or market for the Common Stock.

  (vv)          “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

  (ww)        “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

  (xx)           “Receipts” shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by any Borrower, or otherwise owing to any Borrower, in connection with its business, operations or from any other source.

  (yy)          “Receipts Collection Fee” shall mean a surcharge charged by Lender to the Borrowers on a monthly basis, and shall be in an amount calculated by Lender such that, when added together with any monthly interest paid by Borrowers hereunder, the aggregate amount of the interest and the Receipts Collection Fee shall not exceed One and One-half percent (1.50%) of the then outstanding principal balance of all Loans hereunder, per month.

  (zz)           “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

  (aaa)        “Reserve Amount” shall mean an amount, expressed in Dollars, equal to ten percent (10%) of the then applicable Revolving Loan Commitment.  For purposes of calculating the outstanding principal balance of all Revolving Loans hereunder from time to time, the Reserve Amount then held by Lender shall be applied to reduce such outstanding principal balance.

  (bbb)       “Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrowers under and pursuant to Section 2.1 of this Agreement.

  (ccc)        “Revolving Loan Availability” shall mean the then applicable Revolving Loan Commitment.

  (ddd)       “Revolving Loan Commitment” shall mean, on the Closing Date, One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00), and in the event Borrowers request and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean the amount to which Lender agrees to increase the Revolving Loan Commitment, up to Seven Million and No/100 Dollars ($7,000,000.00), all as applicable pursuant to Section 2.1(b).

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  (eee)        “Revolving Loan Maturity Date” shall mean the earlier of: (i) six (6) months from the Closing Date; (ii) upon prepayment of the Revolving Note by Borrowers (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

  (fff)          “Revolving Note” shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrowers in favor of Lender, in form substantially similar to that of Exhibit “B” attached hereto, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

  (ggg)       “Salary Ratio” means an amount expressed as a percentage equal to the increase or decrease, on an annual basis, of the Borrowers’ revenue in the most current 12 month period ending at the time of any change in compensation to an officer or senior manager is contemplated (such 12 month period referred to as the “Current Year”), as compared to the Borrowers’ revenue for the 12 month period immediately preceding the Current Year.

  (hhh)       “SEC” shall mean the United States Securities and Exchange Commission.

  (iii)           “Securities Act” shall mean the Securities Act of 1933, as amended.

  (jjj)           “Security Agreement” shall mean a Security Agreement in favor of Lender, in form substantially similar to that of Exhibit “C” attached hereto.

  (kkk)        “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

  (lll)           “UCC” shall mean the Uniform Commercial Code in effect in Nevada from time to time.

  (mmm)     “Validity Certificates” shall mean the Validity Certificates executed by certain officers of Borrowers, which shall be substantially in the form of Exhibit “D” attached hereto.

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1.2         Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP, as used in the preparation of the financial statements of any Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of each Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrowers’ accountants.

1.3         Other Terms Defined in UCC.  All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4         Other Definitional Provisions; Construction.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.  Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 14.3 hereof, or cured to the Lender’s reasonable satisfaction.  References in this Agreement to any party shall include such party’s successors and permitted assigns.  References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated.  The term “Borrower” or “Borrowers” shall refer collectively to the Issuing Borrower and all of its Subsidiaries from time to time in existence, whether made a part of this Agreement or not, and to each of them individually, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, apply equally to each of them, as if each term, covenant, provision and representation was separately made herein by each of them, except only with respect to any terms and provisions that deal directly with the issuance of any Common Stock of the Issuing Borrower, in which case the term Borrower shall mean and refer only to the Issuing Borrower.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

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2.    REVOLVING LOAN FACILITY.

2.1         Revolving Loan.

  (a)            Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, Lender agrees to make a Revolving Loan to Borrower on the Closing Date for an amount equal to the Revolving Loan Commitment in effect as of the Closing Date, all pursuant to the terms of this Agreement; provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement.  The Revolving Loans shall be used by Borrower for the specific purposes permitted hereunder and for no other purpose.

  (b)            Increase to Revolving Loan Commitment.  Borrowers may request, from time to time, that the Revolving Loan Commitment be increased to up to Seven Million Dollars ($7,000,000); and Lender, in its sole discretion, may make available Revolving Loan Commitment increases to Borrowers.  Lender’s election to increase the Revolving Loan Commitment from time to time may be granted or denied by Lender in its sole and absolute discretion, however, at a minimum, the following conditions must be satisfied, in Lender’s sole and absolute discretion:

   (i)            no Event of Default shall have occurred and be continuing, or result from the applicable increase of the Revolving Loan Commitment;

   (ii)             Borrowers shall have executed and delivered a new or revised Revolving Note;

   (iii)           After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and

   (iv)           Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Borrowers, or other Collateral required for the increase.

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  (c)            Revolving Loan Interest and Payments.  Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date.  The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receipts Collection Fee, accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, and other fees and charges due hereunder, shall be payable from the Lock Box Account in accordance with Section 2.1(e) below on a weekly basis on the weekly anniversary date of the Closing Date, or such other date as Lender and Borrowers may agree upon (provided, however, if no such other agreement is made or reached, then on the weekly anniversary date of the Closing Date), commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a “Payment Date”); provided, however, once the Reserve Amount has been fully collected by Lender, the Payment Date shall occur twice per week, on such dates as Lender and Borrowers may agree upon.  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

  (d)            Revolving Loan Principal Repayments.

   (i)             Mandatory Principal Prepayments; Overadvances.  Following collection and payment of all items and fees as required by Section 2.1(e)(ii)(1) – (6), inclusive (other than the Mandatory Principal Repayment Amount), on each Payment Date, an amount equal to two percent (2%) of all amounts collected into the Lock Box Account since the immediately preceding Payment Date shall be paid to Lender to reduce the then outstanding principal balance of all Revolving Loans hereunder (the “Mandatory Principal Repayment Amount”).  All Revolving Loans hereunder shall be repaid by Borrowers on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder at any time exceeds the then applicable Revolving Loan Availability, Borrowers shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess (or Lender may immediately eliminate such excess from sums in the Lock Box Account in accordance with Section 2.1(e) below).  Lender shall apply funds received into the Lock Box Account in accordance with Section 2.1(e) below.

   (ii)            Optional Prepayments.  Borrowers may, from time to time, prepay the Revolving Loans, in whole or in part, provided, however, that if prior to a date that is ninety (90) days after the Closing Date, Borrowers prepay the entire outstanding amount of the Revolving Loans in full and then terminate the Revolving Loan Commitment or this Agreement, Borrowers shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to Two and One-half Percent (2.5%) of the then applicable Revolving Loan Commitment (the “Prepayment Penalty”).  The parties agree that the amount payable pursuant to this subsection (ii) is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitment or this Agreement.

  (e)            Collections; Lock Box.

   (i)             Funds Collected.

(1)           Wire Transfers.  To the extent any Customers make or pay any Receipts to any Borrower by a wire transfer or other form of electronic funds transfer, effective as of the Closing Date, such Borrower shall direct all of such Customers to make all such wire transfer or electronic fund transfer payments directly to the Lock Box Account.

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(2)           Cash, Checks and Other Payments.  To the extent any Customers make or pay any Receipts to any Borrower by any other form other than wire transfer or other form of electronic funds transfer (such as through cash or a check), then effective as of the Closing Date, such Borrower shall deposit all such cash or checks directly into the Lock Box Account within twenty-four (24) hours of receipt thereof.

(3)           Funds Payable From Medical Doctor.  With respect to any clinics operated by any Borrower where, pursuant to applicable laws, payment for services is to be made to a licensed medical doctor (rather than directly to the Borrower), and accordingly, relationships exist between any Borrower and such medical doctor (contractual or otherwise) pursuant to which such medical doctor receives payments for services, and then pays all or any portion of such payments received to a Borrower, in such circumstances, Borrowers shall, by a date that is not later than thirty (30) days after the Closing Date, enter into a written agreement with any such medical doctor in form and substance acceptable to Lender which authorizes, directs and otherwise requires such medical doctor to pay any Receipts directly into the Lock Box Account, rather than any other bank accounts of Borrowers.  At any time prior to such written agreement with any such medical doctor being effective and in place, any Receipts received by any Borrower from any such medical doctor shall be immediately re-directed and deposited by such Borrower into the Lock Box Account.

(4)           Third Party Financing Companies.  To the extent any Borrower receives any Receipts from any third party finance company providing financing to any Customer of any Borrower, any such Receipts shall, immediately upon receipt thereof, be re-directed and deposited by such Borrower into the Lock Box Account.

(5)           Credit/Debit Card Payments.  The parties recognize that in some instances, Customers of Borrowers make payments to Borrowers through the use of a credit or debit card.  In that regard, Borrowers shall modify its agreements with all credit/debit card payment processing companies with whom they have agreements or other payment processing relationships (the “Payment Processing Companies”), so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as, and when distributed or paid to Borrowers, to be deposited directly into the Lock Box Account, rather than any other bank accounts of Borrowers.  In this regard, by a date that is not later than thirty (30) days after the Closing Date, each of the Payment Processing Companies shall issue and deliver to Lender an estoppel certificate, disbursement direction or other similar document in form and substance acceptable to Lender, confirming and agreeing: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to Borrowers, also be delivered to Lender. At any time prior to such written disbursement direction or other similar document with any Payment Processing Companies being effective and in place, any Receipts received by any Borrower from any Payment Processing Companies shall be immediately re-directed and deposited by such Borrower into the Lock Box Account.  Borrowers hereby represent and warrant to Lender that the only Payment Processing Companies with whom the Borrowers have any agreements or other payment processing relationships as of the Closing Date is Element Payment Services.  Borrowers shall not enter into any other agreements with any other Payment Processing Companies, unless prior to or contemporaneously with entering into such relationships, such Payment Processing Companies execute a disbursement direction or other similar document as required above in favor of Lender.

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(6)           General Collection Terms.  Borrowers hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the requirements of this Section 2.1(e)(i).  Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “Lock Box Account”), which Lock Box Account is and shall be maintained in Lender’s name, and into which all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers (whether directly or through any Payment Processing Companies), and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Borrowers shall be deposited.  It is the intent of the parties that all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers (whether directly or through any Payment Processing Companies), and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Borrowers, shall be deposited directly into the Lock Box Account, rather than any other accounts of any Borrower, or if received into any account of any Borrower, then such Borrower shall immediately re-direct and deposit same into the Lock Box Account.  In this regard, if Borrowers, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrowers or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrowers, shall receive any monies, checks, notes, drafts or other payments or Receipts, the Borrowers and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.

(7)           Notwithstanding anything contained in this Agreement to the contrary, Borrowers and Lender agree and acknowledge that the following items do not need to be deposited by the Borrowers in the Lock Box Account: (i) proceeds of any capital raising event permitted by this Agreement (provided that Borrowers provide notice of such capital raising event to Lender upon the closing thereof); or (ii) tenant improvement allowances received by any Borrower from landlords in connection with the build out of clinics of the Borrower in the Ordinary Course of Business.

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   (ii)           Distribution of Funds From Lock Box.  Borrowers and Lender agree that all payments made to the Lock Box Account, whether in respect of Receipts, as proceeds of Collateral, or otherwise, will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2(b) hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to the Receipts Collection Fee; (5) if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then all Receipts received into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations; (6) to amounts payable pursuant to Section 2.1(d), including the Mandatory Principal Repayment Amounts; and (7) upon the occurrence of an Event of Default, to Lender (including any Reserve Amount then in the Lock Box Account), to reduce the outstanding Revolving Loan balance to zero (each of the foregoing payments, the “Lock Box Payments”).  The amount remaining in the Lock Box Account following the payment of the Lock Box Payments on each Payment Date (less any amount in the Lock Box Account withheld and applied by Lender to the Reserve Amount) shall be referred to herein as the “Net Amount”.  The Lender agrees that, provided the Borrowers are in good standing under this Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, the Net Amount will be transferred to Borrowers from the Lock Box Account via wire transfer or electronic funds transfer to an account designated by the Borrowers on the immediately subsequent Payment Date. Borrowers agree to pay all reasonable fees, costs and expenses in connection with opening, maintaining and operation of the Lock Box and the Lock Box Account.  All of such reasonable fees, costs and expenses, if not paid by Borrowers within five (5) Business Days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the Default Rate.  Notwithstanding anything contained herein to the contrary, in the event the amounts collected into the Lock Box Account from time to time, whether in respect of Receipts, as proceeds of Collateral, or otherwise, are at any time not sufficient to pay the amounts due to Lender on any Payment Date under items (1) – (7) above of this Section 2.1(e)(ii), then Borrowers shall, without further notice or demand from Lender, pay any such shortfall amounts to the Lock Box Account within three (3) Business Days from the Payment Date for which such amounts were due.

   (iii)           Power of Attorney.  It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to any Borrower from a Customer, any other Person, or otherwise, shall be deposited directly into the Lock Box Account, and if not deposited directly into the Lock Box Account, shall be immediately remitted or endorsed by Borrowers to Lender into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be immediately made for any reason, then in such event, Lender is hereby irrevocably authorized to remit or endorse the same on each Borrower’s behalf.  For purpose of this Section, and only in such instances in which Lender is authorized to remit or endorse payment items on behalf of any Borrower pursuant to the immediately preceding sentence, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Borrower’s true and lawful attorney and agent-in-fact: (A) to endorse such Borrower’s name upon said Receipts or items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of such Borrower; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to such Borrower’s operating accounts, through such Borrower’s online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; (D) to have access to any lock box or postal box into which any of Borrowers’ mail is deposited, and open and process all mail addressed to any Borrower and deposited therein; and (E) direct and otherwise deal with all Payment Processing Companies, third party finance companies, medical doctors or other Persons to insure that all payments and reserves as hereby contemplated are remitted to the Lock Box Account.

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   (iv)          Rights Upon Default.  Lender may, at any time and from time during the existence and continuance of an Event of Default, whether before or after notification to any Customer and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts and Receipts of any Borrower or other amounts owed to any Borrower by suit or otherwise; (B) exercise all of the rights and remedies of each Borrower with respect to Proceedings brought to collect any Accounts, Receipts, or other amounts owed to each Borrower; (C) surrender, release or exchange all or any part of any Accounts, Receipts, or other amounts owed to each Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account or Receipts of any Borrower, or other amount owed to any Borrower, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Borrower’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to any Borrower; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill each Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts, Receipts, or other amounts owed to each Borrower.  In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts and Receipts to make payment directly to Lender of any amounts due or to become due thereunder.

   (v)           Monthly Statement.  On a monthly basis, Lender shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers, unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified; provided, however, failure of Lender to deliver any such monthly account statement shall not in any way impair, limit, restrict, prejudice, or adversely affect any of Lender’s rights and remedies hereunder and under all other Loan Documents.

2.2         Fees.

  (a)            Intentionally Left Blank.

  (b)           Asset Monitoring Fee. Borrowers agree to pay to Lender an asset monitoring fee (“Asset Monitoring Fee”) equal to One Thousand Five-Hundred and No/100 Dollars ($1,500.00), which shall be due and payable on the Closing Date, and thereafter on the first day of each third (3rd) calendar month during the term of this Agreement.  The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

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  (c)            Transaction Advisory Fee. Borrowers agree to pay to Lender, on the Closing Date, a transaction advisory fee equal to four percent (4.0%) of the Revolving Loan Commitment as of the Closing Date.  Borrowers agree to pay to Lender a transaction advisory fee equal to two percent (2.0%) on the amount of any increase of the Revolving Loan Commitment pursuant to Section 2.1(b), which shall be due and payable on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

  (d)            Due Diligence Fees.  Borrowers agree to pay a due diligence fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

  (e)            Document Review and Legal Fees.  Borrowers agree to pay a document review and legal fee equal to Fifteen Thousand and No/100 Dollars ($15,000.00) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

  (f)             Other Fees.  Each of the Borrowers also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver, subordination, or other modification or termination of this Agreement or any other Loan Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in the closing or settlement statement executed by Borrowers and Lender on  the Closing Date); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by any Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents.  Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law.  All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate.  All of such costs and expenses shall be additional Obligations of the Borrowers to Lender secured under the Loan Documents.  The provisions of this Subsection shall survive the termination of this Agreement.

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  (g)            Advisory Fee.

   (i)             Share Issuance.  In consideration of advisory services provided by Lender to Issuing Borrower prior to the Closing Date, the Issuing Borrower shall pay to Lender a fee equal to $125,000.00 (the “Advisory Fee”).  The Advisory Fee shall be initially paid by the issuance to Lender of restricted shares of the Issuing Borrower’s Common Stock (the “Advisory Fee Shares”) in accordance with the terms and provisions of this Section.  For purposes of determining the number of shares issuable to Lender under this Section 2.2(g), the Issuing Borrower’s Common Stock shall be valued at $1.00 per share.  On the Closing Date, the Issuing Borrower shall issue to Lender 125,000 Advisory Fee Shares.  On the Closing Date, the Issuing Borrower shall instruct its transfer agent (the “Transfer Agent”) to issue certificates representing the Advisory Fee Shares issuable to the Lender hereunder, and shall cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days from the Closing Date.  In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents.  The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Issuing Borrower’s Common Stock. The Advisory Fee Shares shall be deemed fully earned as of the date the Borrowers execute this Agreement, regardless of the amount or number of Revolving Loans made hereunder.

   (ii)           Make-Whole Adjustments.  It is the intention of the Issuing Borrower and Lender that the Lender shall be able to sell the Advisory Fee Shares and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Lender in connection with the sale thereof) from such sale equal to the Advisory Fee.  In this regard, the Lender shall have the right to sell the Advisory Fee Shares in the Principal Trading Market, or otherwise, at any time in accordance with applicable securities laws (provided, however, if the Lender shall sell any Advisory Fee Shares other than through the Principal Trading Market, any such sale shall be an arms-length sale to an unrelated purchaser, and at fair market value).  Upon: (A) the sale of all Advisory Fee Shares; (B) Lender receiving net proceeds from the sale of the Advisory Fee Shares equal to the Advisory Fee; or (C) at any time Lender may elect, the Lender shall deliver to the Issuing Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Advisory Fee Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized and received net proceeds from the sale of the Advisory Fee Shares equal to at least the Advisory Fee, as shown on the Sale Reconciliation, then the Issuing Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount determined by Lender sufficient such that, if such shares were to be sold at the market price of such shares at such time, and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, the Lender shall have received total net funds equal to the Advisory Fee.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Advisory Fee, then the Issuing Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Advisory Fee.  In the event the Lender receives net proceeds from the sale of Advisory Fee Shares equal to the Advisory Fee before Lender has sold all Advisory Fee Shares issued to Lender hereunder, then the Lender shall return all such remaining Advisory Fee Shares to the Issuing Borrower.  In the event additional Common Stock is required to be issued as outlined above, the Issuing Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Issuing Borrower that additional shares of Common Stock are issuable hereunder, and the Issuing Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Issuing Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents.  Notwithstanding anything contained in this Section 2.2(g) to the contrary, at any time on or prior to the Revolving Loan Maturity Date, the Issuing Borrower shall have the right, at any time during such period, to redeem any Advisory Fee Shares then in the Lender’s possession for an amount payable by the Issuing Borrower to Lender in Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares.  Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Advisory Fee Shares in its possession back to the Issuing Borrower.  In the event the Lender elects to increase the Revolving Loan Commitment as permitted by this Agreement, the Borrowers agree to pay additional advisory fees to Lender either in cash or in a similar manner as set forth in this Section 2.2(g) through the issuance of additional Advisory Fee Shares, at Lender’s sole discretion, in an amount to be mutually agreed upon between Borrowers and Lender.

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   (iii)           Mandatory Redemption.  Notwithstanding anything contained in this Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by a date that is twelve (12) months from the Closing Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Issuing Borrower, to require that the Issuing Borrower redeem all Advisory Fee Shares then in Lender’s possession for Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any.  In the event such redemption notice is given by the Lender, the Issuing Borrower shall redeem the then remaining Advisory Fee Shares in Lender’s possession for an amount of Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Issuing Borrower.  Notwithstanding the foregoing to the contrary, if the Common Stock of the Issuing Borrower is not quoted and actively traded in the Principal Trading Market by a date that is nine (9) months from the Closing Date, then: (A) on the date that is nine (9) months after the Closing Date, the Issuing Borrower shall redeem one third (1/3) of the Advisory Fee Shares for an amount of Dollars equal to one third (1/3) of the Advisory Fee, payable by wire transfer to an account designated by Lender on such date; and (B) on the date that is twelve (12) months after the Closing Date, the Issuing Borrower shall redeem the remaining two thirds (2/3) of the Advisory Fee Shares for an amount of Dollars equal to the remaining two thirds (2/3) of the Advisory Fee, payable by wire transfer to an account designated by Lender on such date.

   (iv)           Surviving Obligations.  The Borrowers agree and acknowledge that notwithstanding the termination of this Agreement, or the payment in full of all of the Borrowers’ Obligations hereunder or under any other Loan Documents, the Issuing Borrower’s obligations and liability under this Agreement and the other Loan Documents, and the Lender’s Lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until the Issuing Borrower has fully complied with all of its obligations with respect to payment of the Advisory Fee, and Lender has generated and received net proceeds from the sale of the Advisory Fee Shares (or otherwise received equivalent payment thereof in Dollars as permitted hereunder) equal to the Advisory Fee.

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   (v)            Leak-Out Covenant.  Notwithstanding anything contained in this Agreement to the contrary, so long as no Event of Default exists and is continuing, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Lender agrees that it shall not, during any given calendar week, sell Advisory Fee Shares in excess of twenty percent (20%) of the average weekly volume of the Common Stock traded on the Principal Trading Market over the immediately preceding calendar week, as reported by Bloomberg.

  (h)            Matters with Respect to Common Stock.

   (i)             Issuance of Conversion Shares.  The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, at its discretion, to convert amounts due under the Revolving Note into Common Stock in accordance with the terms of the Revolving Note.  In the event, for any reason, the Issuing Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Note (the “Conversion Shares”) to Lender in connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Issuing Borrower, a “Conversion Notice” (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Issuing Borrower at the time, shall, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Issuing Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitled under the Revolving Note, as set forth in the Conversion Notice.

   (ii)            Issuance of Additional Common Stock Under Section 2.2(g).  The parties hereto acknowledge that pursuant to Section 2.2(g) above, the Issuing Borrower has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Issuing Borrower’s Common Stock in accordance with the terms of Section 2.2(g) above.  In the event, for any reason, the Issuing Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Lender under Section 2.2(g), either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Issuing Borrower, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Section 2.2(g) above, and the Transfer Agent, provided they are the acting transfer agent for the Issuing Borrower at the time, shall, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue such shares of the Issuing Borrower’s Common Stock as directed by Lender, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender’s notice, a certificate of the Common Stock of the Issuing Borrower, registered in the name of Lender or its designee, for the number of shares of Common Stock issuable to Lender in accordance with Section 2.2(g).

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   (iii)           Removal of Restrictive Legends.  In the event that Lender has any shares of the Issuing Borrower’s Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Issuing Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then: (A) to the extent such legends could be lawfully removed under applicable laws, Issuing Borrower’s failure to provide the required opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Issuing Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue any such shares without restrictive legends as instructed by Lender, and surrender to a common carrier for overnight delivery to the address as specified by Lender, certificates, registered in the name of Lender or its designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Issuing Borrower.

   (iv)          Authorized Agent of the Issuing Borrower.  The Issuing Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Issuing Borrower’s duly authorized agent and attorney-in-fact for the Issuing Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein.  The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrowers under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Issuing Borrower’s Common Stock hereunder or under the Revolving Note.  In this regard, the Issuing Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Issuing Borrower’s irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Issuing Borrower.

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   (v)            Injunction and Specific Performance.  The Issuing Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Issuing Borrower of any provision of this Section 2.2(h), the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 2.2(h) by the Issuing Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 2.2(h).

   (vi)           Right to Approve Transfer Agent.  The Borrowers hereby represent and warrant that the Issuing Borrower’s current Transfer Agent is Corporate Stock Transfer, Inc., whose contact information is as follows: 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, Attn: Caroline Bell, Tel: (303) 282-4800.  The Issuing Borrower hereby agrees that it shall not change the Transfer Agent, unless the Lender first approves the proposed new Transfer Agent, such approval to be in Lender’s sole and absolute discretion.

2.3         Renewal of Revolving Loans; Non-Renewal of Revolving Loans.  So long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, and so long as the Borrower does not otherwise terminate this Agreement on or prior to the then applicable Revolving Loan Maturity Date, the Revolving Loan Maturity Date shall be automatically extended for no more than two (2) extensions, each of such extensions for an additional six (6) month period.

2.4         Interest and Fee Computation; Collection of Funds.  Interest accrued hereunder shall be payable as set forth in Section 2.1(d) hereof.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by Borrowers hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5         Automatic Debit.  In order to effectuate the timely payment of any of the Obligations when due, each Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of any Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6         Discretionary Disbursements.  Lender, in its sole and absolute discretion, may immediately upon notice to Borrowers, disburse any or all proceeds of the Revolving Loans made or available to Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by Borrowers on demand from Lender.

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2.7         US Dollars; Currency Risk.  All Receipts will be in Dollars.  In the event Receipts are not in Dollars, Borrowers shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction.  Borrowers hereby authorize Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

2.8         Funds Withheld at Closing.  On the Closing Date, Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) shall be withheld from the initial Revolving Loan made hereunder, and be used and applied as follows:

  (a)            Repayment of Loan.  One Hundred Thirty Thousand and No/100 Dollars ($130,000.00) shall be repaid to the Lock Box Account immediately after the Closing Date, and be used and applied by Lender to satisfy the Reserve Amount; and

  (b)            Funds to Lock Box for Bridge Financing Loan Extensions.  Three Hundred Twenty Thousand and No/100 Dollars ($320,000.00) (the “Bridge Loan Funds”) shall be repaid to the Lock Box Account immediately after the Closing Date, and such Bridge Loan Funds shall remain in the Lock Box Account and be used as follows:

   (i)             Immediately after the Closing Date, the Issuing Borrower shall use its good faith efforts to extend the maturity date of as many of the Bridge Financing Loans as possible.  Upon the Issuing Borrower securing an extension of a Bridge Financing Loan, Issuing Borrower shall provide to Lender a copy of the executed extension for such Bridge Financing Loan, and within three (3) Business Days of receiving such executed extension, the Lender shall disburse to Issuing Borrower, from the Bridge Loan Funds withheld in the Lock Box Account, the corresponding principal amount outstanding on the Bridge Financing Loan so extended.  Each time a disbursement is made to the Issuing Borrower under this Section 2.8(b)(i), the Issuing Borrower shall deliver to Lender an updated Use of Proceeds Confirmation, showing the proposed use of proceeds for the Bridge Loan Funds so disbursed to Issuing Borrower hereunder.

   (ii)            On December 27, 2013, Issuing Borrower shall deliver to Lender a schedule of all Bridge Financing Loans that were not able to be extended, together with the aggregate principal amount of all such Bridge Financing Loans not so extended, and by no later than December 30, 2013, Lender shall disburse the remaining amount of the Bridge Loan Funds in the Lock Box Account to the Issuing Borrower (to the extent not previously disbursed to Issuing Borrower in accordance with Section 2.8(b)(i) above), and Issuing Borrower shall use such disbursed funds to fully repay the Bridge Financing Loans not so extended prior to the maturity date thereof.

3.             CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

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3.1         Intentionally Left Blank.

3.2         Loan Documents to be Executed by Borrowers.  As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement, Borrowers shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

  (a)            Credit Agreement.  One (1) original of this Agreement duly executed by Borrowers;

  (b)            Revolving Note.  One (1) original Revolving Note duly executed by Borrowers;

  (c)            Security Agreement.  One (1) original of the Security Agreement dated as of the date of this Agreement, executed by Borrowers;

  (d)            Validity Certificates. Validity Certificates duly executed by such officers of Borrowers as Lender shall require;

  (e)            Search Results.  Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name any Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements;

  (f)             Organizational and Authorization Documents.  A certificate of the corporate secretary or other officer, partner or manager of each Borrower certifying and attaching: (i) copies of its articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or other applicable formation and governing documents; (ii) resolutions of the board of directors, managers, general partners or other Persons with proper authority to manage the affairs of such Borrower, approving and authorizing such Borrower’s issuance of the Revolving Note and Advisory Fee Shares, and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers, managers, partners or other Persons of such Borrower executing any of the Loan Documents, each of which such Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by such Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of such Borrower and in each other state requested by Lender;

  (g)            Insurance.  Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 10.4, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

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  (h)            Opinion of Counsel.  A customary opinion of Borrowers’ counsel, in form reasonably satisfactory to Lender; and

  (i)             Additional Documents.  Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.3         Issuance of Stock.  The Issuing Borrower shall have issued and delivered to Lender an irrevocable issuance instruction letter and board resolution in form and substance acceptable to Lender, irrevocably authorizing the issuance of the Advisory Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Advisory Fee Shares to Lender or its designee.

3.4         Payment of Fees.  Borrowers shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.5         Event of Default.  No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.6         Adverse Changes.  There shall not have occurred any Material Adverse Effect.

3.7         Litigation.  No pending claim, investigation, litigation or governmental Proceeding shall have been instituted against any Borrower or any of their respective Subsidiaries or any of their respective officers or shareholders.

3.8         Representations and Warranties.  No representation or warranty of Borrowers contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9         Due Diligence.  The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrowers’ historical performance and financial information, must be acceptable to Lender in its sole discretion.  Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.10       Key Personnel Investigations.  Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrowers’ principals and management teams.

3.11       Repayment of Outstanding Indebtedness.  Borrowers shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

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3.12       Loan Documents to be Executed by any Subsidiary following the Closing Date.  Within ten (10) days of any entity becoming a Subsidiary of any Borrower, such Subsidiary shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

  (a)            Consent and Agreement.  One (1) original of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to become a “Borrower” hereunder and to be bound by the terms and conditions of this Agreement and all other Loan Documents;

  (b)            Organizational and Authorization Documents. A certificate of an officer of the Subsidiary certifying and attaching: (i) copies of the Subsidiary’s articles of incorporation, bylaws, operating agreement, certificate of organization or other formation, organizational or governing documents; (ii) resolutions of its respective board of directors or managers, approving and authorizing the execution, delivery and performance of the Loan Documents to which it will become a party and the transactions contemplated thereby; and (iii) the signatures and incumbency of the officers of the Subsidiary executing any of the Loan Documents;

  (c)             Additional Documents.  Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement and the other Loan Documents.

4.             NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to Lender and given in substitution therefor) duly executed by Borrowers and payable to the order of Lender.  At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.             MANNER OF BORROWING.

5.1         Loan Requests.  Subject to Section 2.1(a) and Article 3 hereof, the initial Revolving Loan hereunder shall be made available to Borrowers on the Closing Date. Notwithstanding anything contained in this Agreement to the contrary, any additional Revolving Loans requested by Borrowers under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  A request for an additional Revolving Loan may only be made if no default or Event of Default shall then exist and be continuing and shall be subject to: (i) Lender’s preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Availability; (ii) Receipts deposited into the Lock Box Account and other Collateral being acceptable to Lender; and (iii) Lender’s discretionary approval as required hereby.

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5.2         Communications. Lender is authorized to rely on any written, electronic, or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrowers.  Each Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and each of such Borrowers hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.             SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrowers of the Obligations hereunder, each Borrower grants, under and pursuant to the Security Agreement executed by Borrowers dated as of the date hereof, to Lender, its successors and assigns, an unconditional, continuing, first-priority security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of each Borrower in and to the Collateral, whether now owned or hereafter acquired or arising, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral; provided, however, Lender shall receive a second priority security interest and Lien with respect to Equipment of the Borrowers.  At any time upon Lender’s request, Borrowers shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

7.             REPRESENTATIONS AND WARRANTIES OF BORROWERS.

To induce Lender to make the Loans, each Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1         Subsidiaries.  Other than DRTHC I, LLC, a Delaware limited liability company, and DRTHC II, LLC, a Delaware limited liability company, both of which are wholly-owned Subsidiaries of the Issuing Borrower, no Borrower owns, directly or indirectly, any outstanding voting securities of or other interests in, or have any Control over, any other Person.

7.2         Borrower Organization and Name.  Each Borrower is a corporation, limited liability company, limited partnership or other entity, respectively and as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted.  Each Borrower is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.  The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and no Borrower currently conducts, nor has any Borrower, during the last five (5) years conducted, business under any other name or trade name, except that all Borrowers conduct business under the fictitious name “Dr. Tattoff.”

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7.3         Authorization; Validity.  Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of any Borrower, its board of directors, stockholders, members, managers, partners, or any other Person is necessary or required by any Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of any Borrower’s Articles of Incorporation or Bylaws, articles of organization or operating agreements, partnership agreements, or any other organizational or governing documents.  All necessary and appropriate corporate, partnership or company action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Advisory Fee Shares.  This Agreement and the Loan Documents are valid and binding agreements and contracts of each Borrower, enforceable against each Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.  No Borrower knows of any reason why any Borrower cannot perform any of its Obligations under this Agreement, the Loan Documents or any related agreements.

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7.4         The authorized capital stock or other capitalization of each Borrower, as applicable, is as set forth in Schedule 7.4(a) attached hereto.  Schedule 7.4(a) shall specify, for each Borrower, the total number of authorized shares of capital stock or other securities, and of such authorized shares or securities, the number which are designated as Common Stock, the number designated as preferred stock, or any other applicable designations.  Schedule 7.4(a) shall also specify, for each Borrower, as applicable, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of preferred stock issued and outstanding, or, if applicable, the classes of other securities issued and outstanding. All of the outstanding shares of capital stock or other securities of each Borrower are validly issued, fully paid and non-assessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  As of the date of this Agreement, no shares of any Borrower’s capital stock or other securities of any Borrower are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Borrower.  Except for the securities to be issued pursuant to this Agreement, and except as otherwise set forth in Schedule 7.4(b), as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of Issuing Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Issuing Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock or other securities of the Issuing Borrower or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or securities of the Issuing Borrower or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of Issuing Borrower or any of its Subsidiaries, or by which Issuing Borrower or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to Issuing Borrower or any of its securities and there are no outstanding comment letters from the SEC, any Principal Trading Market, or any other Governmental Authority with respect to any securities of the Issuing Borrower or any of its Subsidiaries; (iv) there are no agreements or arrangements under which Issuing Borrower or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (v) there are no financing statements filed with any Governmental Authority securing any obligations of Issuing Borrower or any of its Subsidiaries, or filed in connection with any assets or properties of Issuing Borrower or any of its Subsidiaries, except for financing statements filed in connection with Permitted Liens; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Borrower which contain any redemption or similar provisions, and there are no contracts or agreements by which such Borrower is or may become bound to redeem a security of such Borrower (except pursuant to this Agreement).  Each Borrower has furnished to the Lender true, complete and correct copies of, as applicable: (I) if a Borrower is a corporation, such Borrower’s articles of incorporation, as amended and as in effect on the date hereof and Borrower’s bylaws, as in effect on the date hereof, and any other governing or organizational documents, as applicable; (II) if a Borrower is another form of entity, such Borrower’s governing or organizational documents, as applicable for such an entity.  Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of each Borrower.

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7.5         No Conflicts; Consents and Approvals.  The execution, delivery  and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Advisory Fee Shares, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws, or any other organizational or governing documents of any Borrower; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which any Borrower is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws), except to the extent any such violation would not result in a Material Adverse Effect; or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Borrower or any of their respective assets.  No Borrower is in violation of its Certificate of Incorporation, Bylaws, or other organizational or governing documents, as applicable, and no Borrower is in default or breach (and no event has occurred which with notice or lapse of time or both could put any Borrower in default or breach) under, and no Borrower has taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Borrower is a party or by which any property or assets of any Borrower are bound or affected. No business of any Borrower is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation, provided that any such violative conduct shall not constitute a breach hereof if such conduct would not result in a Material Adverse Effect, and such conduct is corrected to become compliant with applicable law promptly after knowledge thereof is obtained by any Borrower. Except as specifically contemplated by this Agreement, no Borrower is required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof, or to issue the Advisory Fee Shares in accordance with the terms hereof.  All consents and approvals which any Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

7.6         Issuance of Securities. The Advisory Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.  Any shares issuable upon conversion of the Revolving Note, in accordance with the terms of the Revolving Note, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Assuming the accuracy of the Lender’s representations under Section 8 hereof, the issuance of the Revolving Note, Advisory Fee Shares and any shares issuable upon conversion of the Revolving Note is and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.7         Compliance With Laws.  The nature and transaction of each Borrower’s business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by each Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

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7.8         Environmental Laws and Hazardous Substances.  Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, each Borrower represents and warrants to Lender that, to its knowledge: (i) no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of any Borrower (whether or not owned by any Borrower) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Borrower comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to any Borrower’s knowledge, threatened; and (iv) no Borrower has any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9         Collateral Representations.  No Person other than each Borrower, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10       SEC Documents; Financial Statements. The Common Stock of the Issuing Borrower is not registered pursuant to Section 12 of the Exchange Act, but the Issuing Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and the Issuing Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Issuing Borrower is current with its filing obligations under the Exchange Act, and all SEC Documents have been filed on a timely basis or the Issuing Borrower has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Issuing Borrower represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Lender, and Lender acknowledges that it may retrieve all SEC Documents from such website and Lender’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Lender; provided, however, that if Lender is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Lender’s control, then upon request from Lender, the Issuing Borrower shall deliver to Lender true and complete copies of such SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents).  As of their respective dates, the consolidated financial statements of the Issuing Borrower and its Subsidiaries included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Issuing Borrower and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the knowledge of the Issuing Borrower and its officers, no other information provided by or on behalf of Borrowers to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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7.11       Absence of Certain Changes.  Since the date of the most recent Financial Statements filed as part of the SEC Documents, none of the following have occurred:

  (a)             There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

  (b)            Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by any Borrower other than in the Ordinary Course of Business.

7.12       Litigation and Taxes.  There is no Proceeding pending, or to each Borrower’s knowledge, threatened, against any Borrower or their respective officers, managers, members or shareholders, or against or affecting any of their respective assets.  In addition, there is no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting any Borrower, its business or assets.  No Borrower has received any material complaint from any Customer, supplier, vendor or employee.  Each Borrower has duly filed all applicable foreign and U.S. income or other tax returns and has paid all foreign and U.S. income or other taxes when due.  There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of any Borrower.

7.13       Event of Default.  No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and except as set forth in Schedule 7.13, no Borrower is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

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7.14       ERISA Obligations.  To the knowledge of each Borrower, all Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.  To the knowledge of each Borrower, each Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15       Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of any Borrower to perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.16       Liabilities and Indebtedness of the Borrower.  No Borrower has any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements or the SEC Documents; or (ii) liabilities and obligations incurred in the Ordinary Course of Business of each Borrower since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000) or otherwise have a Material Adverse Effect.

7.17       Real Estate.

  (a)            Real Property Ownership.  Except for the Borrower Leases, Borrower does not own any Real Property.

  (b)            Real Property Leases.  Except for ordinary leases for office space and clinics from which Borrowers operate their business as disclosed in the SEC Documents (the “Borrower Leases”), no Borrower leases any other Real Property.  With respect to each of the Borrower Leases: (i) each Borrower has been in peaceful possession of the property leased thereunder and neither Borrower nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by any Borrower or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to any Borrower which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect.  No Borrower has violated nor breached any provision of any such Borrower Leases, and all obligations required to be performed by any Borrower under any of such Borrower Leases have been fully, timely and properly performed.  Upon request by Lender, each Borrower will deliver to the Lender true, correct and complete copies of all Borrower Leases, including all modifications and amendments thereto, whether in writing or otherwise.  No Borrower has received any written or oral notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such Borrower Leases, or that the Borrower Leases will be renewed only at higher rents.

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7.18       Material Contracts.  An accurate, current and complete copy of each of the Material Contracts has been furnished to Lender and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof.  There are no outstanding offers, bids, proposals or quotations made by any Borrower which, if accepted, would create a Material Contract with such Borrower.  Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof.  To the knowledge of each Borrower and its officers, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of any Borrower.  Further, no Borrower has received any notice, nor does any Borrower have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.19       Title to Assets.  Each Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all Liens, claims, charges or other encumbrances or restrictions on the transfer or use of same, except for Permitted Liens.  Except as would not have a Material Adverse Effect, the assets and properties of each Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.20       Intellectual Property. Each Borrower owns or possesses adequate and legally enforceable  rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. No Borrower has any knowledge of any infringement by any Borrower of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of each Borrower, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to each Borrowers’ knowledge, being threatened against, any Borrower regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and no Borrower is aware of any facts or circumstances which might give rise to any of the foregoing, except to the extent any infringement or claims or demands thereof as outlined above would not result in a Material Adverse Effect.

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7.21           Labor and Employment Matters.  No Borrower is involved in any labor dispute or, to the knowledge of any Borrower, is any such dispute threatened. To the knowledge of each Borrower and its officers, none of the employees of any Borrower is a member of a union and each Borrower believes that its relations with its employees are good.  To the knowledge of each Borrower and its officers, each Borrower has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.22           Insurance.  Each Borrower is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Borrowers are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”).  Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid.  None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement.  Each Borrower has complied with the provisions of such Insurance Policies.  No Borrower has been refused any insurance coverage sought or applied for and no Borrower has any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of any Borrower.

7.23           Permits.  Each Borrower possesses all Permits necessary to conduct its business, and no Borrower has received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits.  All such Permits are valid and in full force and effect and each Borrower is in full compliance with the respective requirements of all such Permits.

7.24           Lending Relationship.  Each Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that no Borrower has relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.25           Compliance with Regulation U.  No portion of the proceeds of the Loans shall be used by any Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.26           Governmental Regulation.  No Borrower is, nor after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any foreign, federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

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7.27           Bank Accounts.  Schedule 7.27 sets forth, with respect to each account of each Borrower with any bank, broker, merchant processor, Payment Processing Company, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.28           Places of Business.  The principal places of business of each Borrower is set forth on Schedule 7.28 and each Borrower shall promptly notify Lender of any change in such location.  No Borrower will remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of each Borrower.

7.29           Illegal Payments.  No Borrower, nor any director, officer, member, manager,  agent, employee or other Person acting on behalf of any Borrower has, in the course of his actions for, or on behalf of, any Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar foreign law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.30           Related Party Transactions.  Except for arm’s length transactions pursuant to which any Borrower makes payments in the Ordinary Course of Business upon terms no less favorable than such Borrower could obtain from third parties, none of the officers, directors, managers, or employees of any Borrower, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of any Borrower (each a “Material Shareholder”), is presently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of each Borrower, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of any Borrower or Material Shareholder is an officer, director, trustee or partner.  There are no claims, demands, disputes or Proceedings of any nature or kind between any Borrower and any officer, director or employee of any Borrower or any Material Shareholder, or between any of them, relating to any Borrower.

7.31           Internal Accounting Controls.  Each Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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7.32           Brokerage Fees.  Except for Meyers Associates, LP (“Finder”), there is no Person acting on behalf of any Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.  Finder, a FINRA registered securities brokerage firm, shall be paid a finder’s fee by the Borrowers, at Closing, in accordance with a separate agreement between the Borrowers and Finder.

7.33           No General Solicitation.  No Borrower, nor any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note, the Advisory Fee Shares or the shares issuable upon conversion of the Revolving Note.

7.34           No Integrated Offering.  No Borrower, nor any of their respective Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note, the Advisory Fee Shares or any securities issuable upon conversion of the Revolving Note under the Securities Act or any other law of any applicable Governmental Authority, or cause this offering of such securities to be integrated with prior offerings by any Borrower for purposes of the Securities Act or any other law of any applicable Governmental Authority.

7.35          Private Placement.  Assuming the accuracy of the Lender’s representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulations of any other Governmental Authority is required for the issuance of the Revolving Note, the Advisory Fee Shares or the shares issuable upon conversion of the Revolving Note as contemplated hereby.

7.36           Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of any Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

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8.           REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Borrowers, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1           Investment Purpose. Lender is acquiring the Revolving Note, the Advisory Fee Shares or the shares issuable upon conversion of the Revolving Note, for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2           Accredited Investor Status. Lender is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

8.3           Reliance on Exemptions. Lender understands that the Revolving Note, the Advisory Fee Shares or the shares issuable upon conversion of the Revolving Note, are each being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that Borrowers are relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4           Information. Lender has been furnished with all materials it has requested relating to the business, finances and operations of Borrowers and information deemed material by Lender to making an informed investment decision regarding the Revolving Note. Lender has been afforded the opportunity to ask questions of Borrowers and their management.  Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or elsewhere in this Agreement or in any other Loan Documents. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding Borrowers, which, based upon economic bargaining power, enabled and enables Lender to obtain information from Borrowers in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5           No Governmental Review. Lender understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6           Transfer or Resale.  Lender understands that: (i) the Revolving Note, the Advisory Fee Shares and the shares issuable upon conversion of the Revolving Note, have not been and are not being registered under the Securities Act or any other state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) Lender shall have delivered to Issuing Borrower an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither Borrower nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

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8.7           Intentionally Left Blank.

8.8          Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.9           Intentionally Left Blank.

8.10         Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.11         No Legal Advice from Borrower. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrowers or any of their representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents.

9.            NEGATIVE COVENANTS.

9.1           Indebtedness.  Except as may otherwise be approved by Lender in writing, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)           the Obligations;

(b)           endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business;

(c)           obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)          obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business;

(e)           unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business;

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(f)            Funded Indebtedness existing on the Closing Date and set forth in the Financial Statements or disclosed in Schedule 7.4(b), including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing, and Funded Indebtedness incurred in connection with the financing of insurance premiums in the Ordinary Course of Business; provided such Funded Indebtedness is, if required by Lender, subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(g)           Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(h)           Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(i)            Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies;

(j)            Funded Indebtedness incurred under and pursuant to that certain offering evidenced by Private Placement Memorandum of the Issuing Borrower dated as of September 15, 2013 for a maximum of $2,000,000 in unsecured convertible notes (the “PPM”), provided such convertible notes are issued strictly in accordance with the terms of the PPM.  The Borrowers hereby represent and warrant that the PPM previously delivered to Lender is a true, correct and complete copy thereof, and same shall not be modified or amended in any respect without Lender’s prior written consent; and

(k)           Funded Indebtedness incurred in connection with the purchase of new Equipment for new clinics opened in connection with the growth or expansion of Borrowers and their business in the Ordinary Course of Business, provided such Funded Indebtedness shall not exceed $150,000 per new clinic.

9.2           Encumbrances.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of any Borrower or their Subsidiaries; whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

9.3           Investments.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a)           The stock or other ownership interests in a Subsidiary existing as of the Closing Date;

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(b)           investments in direct obligations of the United States or any state in the United States;

(c)           trade credit extended by any Borrower in the Ordinary Course of Business;

(d)           investments in securities of Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e)           investments existing on the Closing Date and set forth in the Financial Statements;

(f)            Contingent Liabilities permitted pursuant to Section 9.1; or

(g)           Capital Expenditures permitted under Section 9.5.

9.4           Transfer; Merger.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that any Borrower may:

(a)           sell or lease Inventory and Equipment in the Ordinary Course of Business;

(b)          upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of any Borrower may merge with (so long as the applicable Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to any Borrower;

(c)           dispose of used, worn-out or surplus equipment in the Ordinary Course of Business;

(d)          discount or write-off overdue Accounts for collection in the Ordinary Course of Business;

(e)          sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the Ordinary Course of Business; and

(f)           grant Permitted Liens.

9.5           Capital Expenditures.  Without Lender’s prior written consent, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, make or incur obligations for any Capital Expenditures in any fiscal year; provided, however, Borrowers may incur obligations for Capital Expenditures without Lender’s approval, to the extent such Capital Expenditures are incurred with respect to new clinics opened in connection with the growth or expansion of Borrowers and their business in the Ordinary Course of Business, and provided such Capital Expenditures do not exceed $300,000 for any new clinic (and new Equipment purchases for any such new clinics shall not exceed $150,000 per new clinic).

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9.6           Issuance of Stock.  Unless first approved in writing by Lender, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, either directly or indirectly, issue or distribute any additional capital stock or other securities of any such Borrower or their Subsidiaries, except that the Issuing Borrower may issue its capital stock or other securities of such Issuing Borrower without Lender’s approval (but subject to notice to Lender): (i) to holders of convertible notes under the PPM in connection with conversion rights thereunder in accordance with the terms of the PPM; (ii) as compensation to members of the Issuing Borrower’s board of directors or medical advisory board, but only if a majority of such members are disinterested and independent, and only if such compensation is determined by an independent compensation committee of the board of directors comprised solely of disinterested and independent members; (iii) as payment to arms-length, independent third party service providers, but only in amounts not to exceed $50,000, and only if the capital stock is valued at then prevailing market prices; (iv) in connection with a public offering of the Issuing Borrower’s Common Stock registered with the SEC, but only if the Common Stock is then trading (or will be trading as a result of such public offering) in the NASDAQ, NYSE, AMEX, or the OTC Markets Bulletin Board; (v) upon the exercise of any warrants or stock options: (A) issued by the Issuing Borrower prior to the Closing Date and disclosed on the Financial Statements or Schedule 7.4(a); or (B) issued by the Issuing Borrower after the Closing Date with Lender’s prior written approval; and (vi) options or other securities issued in connection with any employee stock option plan approved by an independent compensation committee of the board of directors comprised solely of disinterested and independent members.

9.7           Distributions; Restricted Payments; Change in Management.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to: (i) purchase or redeem any shares of its stock or other securities, or declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose, or make any distribution to its shareholders, or members, or make any distribution of its property or assets, or make any loans, advances or extensions of credit to, or investments in, any Persons, including, such Borrower’s Affiliates, officers, partners or employees, without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than Payments of Funded Indebtedness permitted under Section 9.1 above; (iii) increase the annual salary paid to any officers or senior managers of any Borrower as of the Closing Date, unless: (A) any such increase is part of a written employment contract with any such officers or senior managers entered into prior to the Closing Date, a copy of which has been delivered to and approved by the Lender; or (B) such increase is approved by an independent compensation committee of the board of directors of the Issuing Borrower comprised solely of disinterested and independent members; and provided that any such increase shall not cause the Salary Ratio to be exceeded; or (iv) add, replace, remove, or otherwise change the CEO or COO of any Borrower, unless approved by Lender in writing.

9.8           Use of Proceeds.  No Borrower, nor any of their Subsidiaries or Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.  In addition, except as may be set forth in the Use of Proceeds Confirmation approved by Lender, no Borrower, nor any of their Subsidiaries or Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any Funded Indebtedness of any Borrower or any Subsidiaries or Affiliates thereof; (ii) to pay any taxes of any nature or kind that may be due by any Borrower or any Subsidiaries or Affiliates thereof; (iii) to pay any obligations or liabilities of any nature or kind due or owing to any officers, directors, managers, members, employees, or Material Shareholders of any Borrower or any Subsidiaries or Affiliates thereof.  Borrowers shall only use the proceeds of the Loans (or any portion thereof) for the purposes set forth in a “Use of Proceeds Confirmation” to be executed by Borrowers on the Closing Date, unless Borrowers obtain the prior written consent of Lender to use proceeds of Loans for any other purpose, which consent may be granted or withheld by Lender in its sole and absolute discretion.

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9.9           Business Activities; Change of Legal Status and Organizational Documents.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its Articles of Incorporation, Bylaws, or other organizational or governing documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

9.10         Transactions with Affiliates.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, enter into any transaction with any of its Affiliates, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower.

9.11         Bank Accounts.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, maintain any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, or any other Person, for any Borrower or any Subsidiary or Affiliate of any Borrower, other than Borrowers’ respective accounts listed in the attached Schedule 7.27, and other than the Lock Box Account established pursuant to this Agreement.  Specifically, no Borrower may change, modify, close or otherwise affect the Lock Box Account, or any of the other accounts listed in Schedule 7.27, unless prior written notice of such change is provided to Lender no less than fifteen (15) days prior to the effectiveness of such change.

10.           AFFIRMATIVE COVENANTS.

10.1         Compliance with Regulatory Requirements.  Upon demand by Lender, Borrowers shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans.  Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

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10.2         Corporate Existence.  Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to, at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which such Borrower is presently conducting.

10.3         Maintain Property.  Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to, at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as each Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  Each Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours.  During the continuance of any Event of Default, Lender shall, at Borrowers’ expense, have the right to make additional inspections without providing advance notice.

10.4         Maintain Insurance.  Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to, at all times insure and keep insured with insurance companies reasonably acceptable to Lender, all insurable property owned by each Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Prior to the date of the funding of any Loans under this Agreement, each Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of each Borrower, shall identify Lender as lender’s loss payee and as an additional insured.  In the event any Borrower fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by any Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable.  This insurance coverage: (i) may, but need not, protect any Borrower’s interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, any Borrower in connection with such property, including, but not limited to, the Collateral.  Any Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Borrowers to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which any Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by any applicable Borrower.

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10.5          Tax Liabilities.

(a)           Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to, at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against such Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)          Each Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes imposed by the State of Florida or any other Governmental Agency in connection with the execution of this Agreement, the Security Agreement and the Revolving Note.

10.6         ERISA Liabilities; Employee Plans.  Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to such Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by such Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

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10.7         Financial Statements.  Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to, at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of such Borrower as Lender may from time to time reasonably request or require, including, but not limited to:

(a)           If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant; provided, however, if Issuing Borrower timely files its 10-K with the SEC, then such filing shall be deemed to satisfy the foregoing requirement;

(b)           as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the Chief Executive Officer or Chief Financial Officer of each Borrower; provided, however, if Issuing Borrower timely files its 10-Q with the SEC, then such filing shall be deemed to satisfy the foregoing requirement;

(c)           as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a consolidated cash flow report of the Borrowers for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the Chief Executive Officer or Chief Financial Officer of Borrowers.

No change with respect to such accounting principles shall be made by any Borrower without giving prior notification to Lender. Each Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of each Borrower in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of each Borrower and make extracts therefrom.  Each Borrower shall at all times comply with all reporting requirements of the SEC and the Principal Trading Market to the extent applicable, and immediately notify the Lender upon making any filings with the SEC or the Principal Trading Market (and to the extent Lender cannot get copies of such filings online, then Borrowers shall provide copies of such filings to Lender upon request).

Each Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

10.8           Additional Reporting Requirements. Each Borrower shall provide the following reports and statements to Lender as follows:

(a)           On or prior to the Closing Date, Borrowers shall provide to Lender an income statement or profit and loss statement showing actual results of the Borrowers’ consolidated operations for the prior twelve (12) months, as well as an income statement projection showing, in reasonable detail, the Borrowers’ income statement projections for the twelve (12) calendar months following the Closing Date (the “Income Projections”).  In addition, on or before the twentieth (20th) day of every calendar month after the Closing Date, the Borrowers shall provide to Lender a report comparing the Income Projections to actual results.  Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Borrowers to submit to Lender written explanations as to the nature and circumstances for the variance.

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(b)           On or before the twentieth (20th) day of every calendar month after the Closing Date, the Borrowers shall provide to Lender a report comparing the use of the proceeds of the Revolving Loans set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds.  Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of proceeds Confirmation will require the Borrowers to submit to Lender written explanations as to the nature and circumstances for the variance.

(c)           Borrowers shall submit to Lender true and correct copies of all bank statements received by any Borrower within five (5) days after such Borrower’s receipt thereof from its bank.

10.9         Aged Payables Schedules.  Each Borrower shall, within five (5) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of each Borrower, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days;  (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer or the Chief Executive Officer of each Borrower.

10.10        Failure to Provide Reports.  If at any time during the term of this Agreement, Borrowers shall fail to timely provide any reports required to be provided by Borrowers to Lender under this Agreement or any other Loan Document, in addition to all other rights and remedies that Lender may have under this Agreement and the other Loan Documents, Lender shall have the right to require, at each instance of any such failure, upon written notice to Borrowers, that the Borrowers redeem Advisory Fee Shares, for Dollars, in an amount equal to 8.33% of the Advisory Fee, which cash redemption payment shall be due and payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrowers.

10.11        Covenant Compliance. Borrowers shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrowers with the covenants therein, and certified as accurate by the Chief Executive Officer or Chief Financial Officer of Borrowers.

10.12        Continued Due Diligence/Field Audits.  Borrowers acknowledge that during the term of this Agreement, Lender and its agents and representatives undertake ongoing and continuing due diligence reviews of Borrowers and their business and operations.  Such ongoing due diligence reviews may include, and each Borrower does hereby allow Lender, to conduct site visits and field examinations of the office locations of each Borrower and the assets and records of each Borrower, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.  In this regard, in order to cover Lender’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Lender may undertake from time to time while this Agreement is in effect, the Borrowers shall pay to Lender, within five (5) Business Days after receipt of an invoice or demand therefor from Lender, a fee of up to $3,000 per year (based on two (2) expected filed audits and ongoing due diligence of $1,500 per audit) to cover such ongoing expenses.  Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Loan Documents.  The foregoing notwithstanding, if an Event of Default exists and is continuing, or upon the occurrence of any event which with notice, lapse of time or both, would become an Event of Default, Lender may conduct site visits, field examinations and other ongoing reviews of each Borrower’s records, assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of Borrowers.

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10.13         Notice and Other Reports. Borrowers shall provide prompt written notice to Lender if at any time any Borrower fails to comply with any of the covenants in Section 11 herein.  In addition, Borrowers shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14         Collateral Records. Each Borrower shall, and each Borrower shall cause any of its Subsidiaries to, keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by Borrowers indicating that Lender has a Lien in such Chattel Paper.

10.15         Notice of Proceedings.  Each Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of such Borrower, give written notice to Lender of all threatened or pending actions, suits, and Proceedings before any court or governmental department, commission, board or other administrative agency, or before or  involving any other Person, which may have a Material Adverse Effect.

10.16         Notice of Default.  Each Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17          Environmental Matters.  If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Borrower or any Subsidiary or Affiliate of any Borrower, such Borrower shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Borrower of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrowers shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

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10.18         Reporting Status; Listing.  So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Advisory Fee Shares or other shares of Common Stock, or has the right to receive any additional shares of Common Stock, the Issuing Borrower shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to Issuing Borrower of any state of the United States, and to notify Lender immediately after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act and the rules and regulations thereunder would otherwise permit such termination; and (iii) if and when the Issuing Borrower’s Common Stock is quoted and traded on a Principal Trading Market, if required by the rules and regulations of the Principal Trading Market or any other Governmental Authority, promptly secure the listing of the Advisory Fee Shares and any other shares of the Issuing Borrower’s Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance)(for avoidance of doubt, securing such listing on the Principal Trading Market shall mean compliance with any such listing requirements of the Principal Trading Market, and not registration rights with the SEC) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Issuing Borrower shall, at such time, comply in all respects with the Issuing Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Issuing Borrower shall promptly provide to Lender copies of any notices it receives from the SEC, any Principal Trading Market, or any other Governmental Authority, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

10.19        Developing a Trading Market.  Issuing Borrower shall use its good faith efforts to have its Common Stock quoted and listed upon a Principal Trading Market within six (6) months from the Closing Date.

10.20        Rule 144.  With a view to making available to Lender the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Advisory Fee Shares or other shares of Common Stock issuable to Lender under any Loan Documents to the public without registration, the Issuing Borrower represents and warrants that: (i) the Issuing Borrower is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Issuing Borrower has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months preceding the Closing Date (or for such shorter period that the Issuing Borrower was required to file such reports); and (iii) the Issuing Borrower is not an issuer defined as a “Shell Company” (as hereinafter defined).  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets that description as defined under Rule 144.  In addition, so long as Lender owns, legally or beneficially, any securities of the Issuing Borrower, the Issuing Borrower shall, at its sole expense:

(a)           Make, keep and ensure that adequate current public information with respect to the Issuing Borrower and its Subsidiaries, as required in accordance with Rule 144, is publicly available;

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(b)           furnish to the Lender, promptly upon reasonable request: (A) a written statement by the Issuing Borrower that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the Advisory Fee Shares or other shares of Common Stock acquired hereunder or under the Revolving Note pursuant to Rule 144, without limitation or restriction; and

(c)           promptly at the request of Lender, give the Issuing Borrower’s Transfer Agent instructions to the effect that, upon the Transfer Agent’s receipt from Lender of a certificate (a “Rule 144 Certificate”) certifying that Lender’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Advisory Fee Shares or shares of Common Stock issuable upon conversion of the Revolving Note which Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Issuing Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records.  In this regard, upon Lender’s request, the Issuing Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, the Issuing Borrower shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at the Borrowers’ expense.  Any and all fees, charges or expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by the Borrowers, and if not paid by the Borrowers, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Borrowers to Lender immediately upon demand therefor, and all such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Note and secured under the Loan Documents.  In the event that the Issuing Borrower and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Issuing Borrower’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Issuing Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, transfer or re-issue any such Securities Being Sold as instructed by Lender and its counsel.

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10.21       Reservation of Shares.  The Issuing Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Revolving Note in accordance with its terms, or the issuance of Common Stock under the terms of this Agreement from time to time (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Revolving Note then outstanding, or to issue Common Stock under the terms of this Agreement from time to time, the Issuing Borrower shall increase the Share Reserve accordingly.  If the Issuing Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Issuing Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized.  Issuing Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

10.22       Subsidiaries.  Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Issuing Borrower following the date hereof, within five (5) Business Days of such event, shall become an additional Borrower hereto, and the Borrowers shall take any and all actions necessary or required by Lender to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Lender shall require, including causing such party to execute those documents contained in Section 3.12 hereof.

11.           FINANCIAL COVENANTS.

11.1         Intentionally Left Blank.

11.2         Revenue Covenant.  Beginning with the first quarter of 2014, for each calendar quarter while this Agreement remains in effect, Borrowers shall have sales revenues for such calendar quarter that are not less than seventy-five percent (75%) of the sales revenues shown for the corresponding calendar quarter on the most recent of the Financial Statements (i.e. comparing third quarter results to the prior years’ third quarter results).

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12.           EVENTS OF DEFAULT.

Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

12.1         Nonpayment of Obligations.  Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

12.2         Misrepresentation.  Any warranty, representation, certificate or statement of any Borrower in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3         Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of fifteen (15) days after Borrowers receive notice or knowledge from any source of such failure to perform or default in performance, provided, however, if the failure or default cannot be reasonably cured within such fifteen (15) day period, then such time period shall be extended to no more than thirty (30) days from the date of the original default notice, so long as the Borrowers commence such cure within the initial fifteen (15) day period and diligently pursue same to completion (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

12.4         Default under Loan Documents.  Any failure to perform or default in the performance by any Borrower that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

12.5          Default under Other Obligations.  Any default by any Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on Borrowers, collectively.

12.6          Assignment for Creditors.  Any Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Borrower is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against such Borrower, such Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

12.7          Bankruptcy.  Any Proceeding involving any Borrower, is commenced by or against any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any Borrower: (i) such Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

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12.8          Judgments.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of any Borrower for an amount in excess of $150,000 and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of such Borrower to perform under this Agreement or under Loan Documents, as determined by Lender in its sole discretion, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9          Material Adverse Effect.  A Material Adverse Effect shall occur.

12.10        Change in Control.  Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of any Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, such Borrower provides Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender’s sole discretion.

12.11        Collateral Impairment.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence.  The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by any Borrower to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

13.           REMEDIES.

(a)           Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrowers to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, “Assignment for Creditors”, or Section 12.7, “Bankruptcy”, all commitments of Lender to Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender.  The Borrowers hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Borrowers or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

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(b)           No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Each Borrower agrees that in the event that any Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.           MISCELLANEOUS.

14.1           Obligations Absolute.  None of the following shall affect the Obligations of any Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)           acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)           release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrowers);

(c)           release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)           failure of Lender to resort to any other security or to pursue Borrowers or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2           Entire Agreement.  This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the each of the Borrowers and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Borrowers and Lender.  No promises, either expressed or implied, exist between the Borrowers and Lender, unless contained herein or in the Loan Documents.  This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

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14.3           Amendments; Waivers.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrowers, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4          WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWERS.

14.5          WAIVER OF JURY TRIAL. LENDER AND EACH OF THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWERS.

14.6          MANDATORY FORUM SELECTION.  TO INDUCE LENDER TO MAKE THE LOANS, EACH BORROWER IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA.  THIS PROVISION  IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO A BORROWER, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

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14.7          Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof, and transfer Lender’s rights in any or all of the Collateral, all without any notice, consent or approval from Borrowers or any other Person, and Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.  This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns.  All references herein to a Borrower shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8          Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.9          Publicity.  Each party shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the other party; provided, however, that Borrowers shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations.  Notwithstanding the foregoing, Borrowers shall use their best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.  In addition, with respect to any press release to be made by Lender, Borrowers hereby authorize and grant blanket permission to Lender to include the Issuing Borrower’s stock symbol, if any, in any press releases.  Borrowers shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Lender in connection with any such press releases.

14.10        Binding Effect.  This Agreement shall become effective upon execution by Borrowers and Lender.

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14.11        Governing Law.  Except in the case of the Mandatory Forum Selection Clause in Section 14.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions.  The governing law provisions of this Section 14.11 are a material inducement for Lender to enter into this Agreement, and the Borrowers hereby agree, acknowledge and understand that the Lender would not have entered into this Agreement, nor made or provided the Loans, without the Borrowers’ full agreement and consent, with full knowledge and understanding, that except in the case of the Mandatory Forum Selection Clause in Section 14.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, and each of the Loan Documents, shall be governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions.

14.12        Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13        Survival of Borrower’s Representations.  All covenants, agreements, representations and warranties made by any Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as each Borrower has fulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

14.14        Extensions of Lender’s Commitment and the Revolving Note.  This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.15        Time of Essence.  Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by each Borrower of each covenant, agreement, provision and term of this Agreement.

14.16        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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14.17        Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by a Borrower and has been delivered to Lender by a properly authorized representative of a Borrower, whether or not that is in fact the case.  Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

14.18        Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

If to any Borrower:	Dr. Tattoff, Inc.

8500 Wilshire Blvd., Suite 105
Beverly Hills, CA 90211
	Attention:	Mr. John Keefe, CEO
	E-Mail:	jkeefe@drtattoff.com

With a copy to:	Harry Zimmerman, Esq.
2628 Barton Hills Dr.
Austin, TX 78704
hzimmerman@drtattoff.com

If to the Lender:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, Florida 33020
	Attention:	Robert Press, Director
	Telephone:	(786) 323-1650
	Facsimile:	(786) 323-1651
	E-Mail:	bpress@tcaglobalfund.com

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With a Copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, Florida 33487
	Telephone:	(561) 672-8330
	Facsimile:	(561) 672-8301
	E-Mail:	david@dkpalaw.com

14.19        Indemnification.  Each Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, Proceedings, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrowers and Lender; provided, however, that Borrowers shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Lender Indemnitee.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.20        Release.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Borrower hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, Proceedings, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date, including, without  limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by any Borrower with Lender and any and all claims that any Borrower does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

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14.21        Interpretation.  If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same.  The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22         Compliance with Federal Law.  The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply, and cause each of such Credit Party’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.  As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

14.23         Joint and Several Liability.  The liability of all Borrowers hereunder for the Obligations, or for the performance of any other term, condition, covenant or agreement of any Borrower hereunder, shall be joint and several.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, Borrowers and Lender have executed this Credit Agreement as of the date first above written.

BORROWERS:

DR. TATTOFF, INC.,		DRTHC I, LLC,
a Florida corporation		a Delaware limited liability company

By:	/s/ Harry Zimmerman	By:	/s/ Harry Zimmerman
Name:	Harry Zimmerman	Name:	Harry Zimmerman
Title:	EVP - COO	Title:	EVP - COO

DRTHC II, LLC,
a Delaware limited liability company

By:	/s/ Harry Zimmerman
Name:	Harry Zimmerman
Title:	EVP - COO

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

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Exhibit A

Form of Covenant Compliance Certificate

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Exhibit B

Form of Revolving Note

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Exhibit C

Form of Security Agreement

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Exhibit D

Form of Validity Certificates

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